EXHIBIT 4.1


                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                     BETWEEN

                            AMRO INTERNATIONAL, S.A.,

                                 JOHN P. O'SHEA

                                       AND

                             BIG ENTERTAINMENT, INC.

                            DATED AS OF JUNE 30, 1998

         PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of June 15, 1998 (the "Agreement"), between AMRO International, S.A. ("Amro"), an entity organized and existing under the laws of the Panama, John P. O'Shea, an individual resident of New York ("O'Shea") and BIG Entertainment, Inc., a corporation organized and existing under the laws of the State of Florida (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Amro and O'Shea, severally and not jointly, from time to time as provided herein, and Amro and O'Shea shall purchase, (i) up to $1,500,000 (the "Aggregate Purchase Price") of the Common Stock (as defined below) on the basis of $1,200,000 to Amro and $300,000 to O'Shea and (ii) Warrants (as defined below) to purchase an aggregate of 45,000 shares of the Common Stock on the basis of Warrants to purchase 36,000 shares to Amro and 9,000 shares to O'Shea; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") of the United States Securities Act of 1933, as amended, and Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Common Stock to be made hereunder; and

         WHEREAS, Amro and O'Shea are referred to herein collectively as the "Investor" and all references to rights and obligations of the Investor shall be deemed to refer as to 80% of such amount to Amro and as to the remaining 20% of such amount to O'Shea.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1 "BID PRICE" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

Section 1.2 "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.3 "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 1.4 "CLOSING" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

Section 1.5 "CLOSING DATE" shall mean, with respect to a Closing, the fifth Trading Day following the Put Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day, except with reference to the purchase of the Initial Shares which Closing shall be deemed to be the Subscription Date.

Section 1.6 "COMMITMENT AMOUNT" shall mean the $1,500,000 up to which the Investor has agreed to provide to the Company in order to purchase the Initial Shares and Put Shares pursuant to the terms and conditions of this Agreement.

Section 1.7 "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (i) the Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $1,000,000, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring one year from the date of commencement of the Commitment Period.

Section 1.8 "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

Section 1.9 "CONDITION SATISFACTION DATE" shall have the meaning set forth in
Section 7.2.

Section 1.10 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.11 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).


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


Section 1.12 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.13 "FLOOR PRICE" shall mean three dollars ($3.00) per share of Common Stock.

Section 1.14 "INITIAL SHARES" shall have the meaning set forth in Section 2.8.

Section 1.15 "INITIAL SHARES INVESTMENT AMOUNT" shall mean $500,000.

Section 1.16 "INVESTMENT AMOUNT" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 2.2 hereof.

Section 1.17 "LEGEND" See Section 8.1.

Section 1.18 "MARKET PRICE" on any given date shall mean the single lowest closing Bid Price (as reported by Bloomberg L.P.) of the Common Stock on any Trading Day during the Valuation Period.

Section 1.19 "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Warrant in any material respect.

Section 1.20 "MAXIMUM PUT AMOUNT" shall mean the amount indicated by the following formula:

Average Stock Price:                         Average closing bid price for the 20 trading days prior to the Put.

Average Trading Volume:                      Average daily trading volume for 60 days prior to the Put.

Trading days per month:                      Assumed to be 22.

Rules:

Minimum Average Stock Price:                 $3.00

Minimum Average Trading Volume:              5,000/day

Maximum Put Amount:                          20% of (Average Stock Price*(Average
                                             Trading Volume* 22))

Example:                                     20% of ($5.60*(39,410*22)) = $971,062

Section 1.21      [NOT USED]


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

Section 1.22 "NASD" shall mean the National Association of Securities Dealers, Inc.

Section 1.23 "OUTSTANDING" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.24 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.25 "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.26 "PURCHASE PRICE" shall mean (a) with respect to the Initial Shares, the Market Price as of the Subscription Date and (b) with respect to Put Shares, eighty eight percent (88%) (the "Purchase Price Percentage") of the Market Price upon a Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement), provided, however, that in no event shall the Purchase Price for the Initial Shares or the Put Shares be less than the Floor Price.

Section 1.27 "PUT" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase Common Shares of the Company's Common Stock, subject to the terms of this Agreement.

Section 1.28 "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

Section 1.29 "PUT NOTICE" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor in the form attached hereto as Exhibit E.

Section 1.30 "PUT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

Section 1.31 "REGISTRABLE SECURITIES" shall mean the Initial Shares, Put Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Initial Shares, Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Initial Shares, Put Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Initial Shares, Put Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or


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

other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Initial Shares, Put Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.32 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Subscription Date annexed hereto as Exhibit A.

Section 1.33 "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.34 "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.35 "SEC" shall mean the Securities and Exchange Commission.

Section 1.36 "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

Section 1.37 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

Section 1.38 "SEC DOCUMENTS" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.39 "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

Section 1.40 "TRADING CUSHION" shall mean the mandatory twenty (20) Trading Days between Put Dates, except as otherwise provided by Section 7.2(k).

Section 1.41 "TRADING DAY" shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.42 "VALUATION EVENT" shall mean an event in which the Company at any time prior to the end of the Commitment Period takes any of the following actions:

         (a) subdivides or combines its Common Stock;

         (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares;


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

         (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above or (d) and (e) below, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

         (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

         (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put or exercise of the Warrant.

Section 1.43 "VALUATION PERIOD" shall mean the period of five (5) Trading Days during which the Purchase Price of the Common Stock is valued, which period shall be (a) with respect to the Initial Shares, the five (5) Trading Days immediately preceding the Subscription Date and (b) with respect to the Purchase Price on any Put Date, the two (2) Trading Days immediately preceding and the two (2) Trading Days following the Trading Day on which an Put Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.

Section 1.44 "WARRANT" shall have the meaning set forth in Section 2.5 and substantially in the form of Exhibit B.

Section 1.45 "WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrant.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

Section 2.1 INVESTMENTS.

         (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price on such Put Date, which amount shall not exceed the Maximum Put Amount on such date.

         (b) MAXIMUM AGGREGATE AMOUNT OF PUTS. Unless the Company obtains shareholder approval of this Agreement pursuant to the applicable corporate governance rules of the NASDAQ Stock Market, the Company may not make a Put which results in the issuance of more than 1,579,000 shares of Common Stock in the aggregate pursuant to all Puts made under the terms of this Agreement.

Section 2.2 MECHANICS.

         (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in
Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $250,000 nor more than the Maximum Put Amount.

         (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

Section 2.3 CLOSINGS. On each Closing Date for a Put (i) the Company shall deliver to the Investor one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section
2.1 herein, registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor and (ii) the Investor shall deliver to escrow the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent (as defined in the Escrow Agreement attached hereto as Exhibit C) on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in Section 2.8(b)(ii) following (x) the Company's deposit into escrow of the certificates representing the Put Shares and (y) the Investor's deposit into escrow of the Investment Amount; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel in accordance with Section 13.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

Section 2.4 TERMINATION OF INVESTMENT OBLIGATION. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4 or 6.6.

Section 2.5 THE WARRANT. On the Subscription Date, the Company will issue to Amro warrants to purchase an aggregate of 36,000 shares of the Common Stock and will issue to O'Shea warrants to purchase an aggregate of 9,000 shares of the Common Stock in the forms of the warrants Nos. 1, 2, 3 and 4 attached hereto as Exhibit B (collectively, the "Warrant" or the "Warrants") exercisable beginning six months from the Subscription Date and then exercisable any time over the three-year period there following. The Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

Section 2.6 ADDITIONAL SHARES. In the event that (a) within five Trading Days of any Closing Date, the Company gives notice to the Investor of an impending "blackout period" in accordance with Section 3(g) of the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Investor may sell its Registrable Securities at the New Bid Price pursuant to an effective Registration Statement, the Company shall issue to the Investor a number of additional shares equal to the difference between (y) the product of the number of Registrable Securities held by the Investor during such "blackout period" that are not otherwise freely tradable and the Old Bid Price, divided by the New Bid Price and (z) the number of Registrable Securities held by the Investor during such "blackout period" that are not otherwise freely tradable.

Section 2.7 LIQUIDATED DAMAGES. The parties hereto acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement, and the obligation to issue Registrable Securities under Section 2.6 above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities or in connection with a "blackout period" under the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have


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

been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

Section 2.8 INITIAL PURCHASE.

         (a) The Company agrees to sell and the Investor agrees to purchase that number of shares of Common Stock (the "Initial Shares") determined by dividing the $500,000 by the Purchase Price for the Initial Shares on the Subscription Date.

         (b) Upon the completion of the following conditions the Initial Shares shall be released to the Investor and the Initial Shares Investment Amount (after all fees have been paid as set forth in the Escrow Agreement) shall be released to the Company, pursuant to the terms of the Escrow Agreement:

                  (i) acceptance and execution by the Company and by the Investor, of this Agreement and Exhibits hereto;

                  (ii) delivery into escrow by Investor of good cleared funds in the Initial Shares Investment Amount, (as more fully set forth in the Escrow Agreement attached hereto as Exhibit C);

                  (iii) all representations and warranties of the Investor and of the Company contained herein shall remain true and correct as of the Subscription Date and the Company shall have delivered into escrow an Officer's Certificate signed by its Chief Executive Officer certifying that all of the Company's representations and warranties herein remain true and correct as of the Closing Date and that the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company prior to such Closing;

                  (iv) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock and the Warrant, or shall have the availability of exemptions therefrom;

                  (v) the sale and issuance of the Common Stock, Warrant, and the proposed issuance of the Common Stock underlying the Warrant shall be legally permitted by all laws and regulations to which the Investor and the Company are subject; and all duly executed Exhibits hereto for the sale of the Securities;

                  (vi) delivery of the original Securities as described herein;

                  (vii) receipt by the Investor of an opinion of Broad and Cassel, counsel to the Company, in the form of Exhibit D hereto; and

                  (viii) delivery to the Company's transfer agent of the Irrevocable Instructions to Transfer Agent in the form attached hereto as Exhibit F.


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

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

Amro and O'Shea, severally and not jointly, each represent and warrant to the Company that:

Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.3 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4 NOT AN AFFILIATE. Each of Amro and O'Shea is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

Section 3.5 ORGANIZATION AND STANDING. Amro is a corporation duly organized, validly existing, and in good standing under the laws of Panama.

Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder;
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting


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

requirements of the Exchange Act, and Investor has reviewed or received copies of any such reports that have been requested by it.

Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.9 FINANCIAL CAPACITY. Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as set forth the Schedule of Exceptions attached hereto:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as set forth in Section 4.1 of the Schedule of Exceptions or as described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, or Quarterly Report on Form 10-QSB for the period ended March 31, 1998 (together, the "1997 SEC Report"). The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 AUTHORITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrant and to issue the Initial Shares, Put Shares, the Warrant and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrant have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $0.01, of which 7,302,328 shares are issued and


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

outstanding as of May 8, 1998, 540,177 shares of Preferred Stock, par value $.01, of which no shares were issued and outstanding as of May 8, 1998; 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value, all of which were issued and outstanding as of May 8, 1998; 142,223 shares of Series B Variable Rate Convertible Preferred Stock, $5.21 stated value, of which 122,846 were issued and outstanding at May 8, 1998; and 100,000 shares of Series C 4% Convertible Preferred Stock, $100 stated value, of which 20,000 shares were issued and outstanding at May 8, 1998. Except as set forth in
Section 4.3 of the Schedule of Exceptions, there are no outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

Section 4.4 COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the NASDAQ Small Cap Market.

Section 4.5 1997 SEC REPORT. The Company has delivered or made available to the Investor true and complete copies of the 1997 SEC Report. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of its date, the 1997 SEC Report complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the 1997 SEC Report did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the 1997 SEC Report complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) as set forth in Section 4.5 to the Schedule of Exceptions) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

Section 4.6 EXEMPTION FROM REGISTRATION: VALID ISSUANCES. The sale of the Initial Shares, Put Shares, the Warrant and the Warrant Shares will be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state securities law. When issued, the Initial Shares, the Put Shares and the Warrant Shares will be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Initial Shares, the Put Shares, the Warrant or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Warrant will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Initial Shares, the Put Shares, the Warrant Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares and the Warrant Shares shall not subject the Investor to personal liability by reason of the possession thereof.

Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrant or the Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Initial Shares, the Put Shares, the Warrant or the Warrant Shares under the Securities Act.

Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Initial Shares, the Put Shares, the Warrant and the Warrant Shares, do not and will not
(i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or
(iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrant in accordance with the terms hereof (other than any SEC, NASD, NASDAQ or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the NASDAQ Small Cap Market referenced in Section 4.1); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.10 NO MATERIAL ADVERSE CHANGE. Since March 31, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the 1997 SEC Report.

Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the 1997 SEC Report or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since March 31, 1998, and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since March 31, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the 1997 SEC Report.

Section 4.13 NO INTEGRATED OFFERING/ RESTRICTIONS ON FUTURE FINANCINGS. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the 1997 SEC Reports, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the 1997 SEC Report, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Initial Shares, Put Shares, the Warrant or the Warrant Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

Section 5.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2 SHORT SALES. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate (collectively, a "short sale") with respect to (i) the Initial Shares, during the period commencing with the Subscription Date and ending on the Effective Date, and (ii) the Put Shares, two Trading Days after it receives a Put Notice with respect to such Put Shares, so long as such Shares or arrangements do not involve more than the number of such Put Shares (determined as of the date of such Put Notice). With respect to a short sale relating to the Initial Shares, the Investor covenants and agrees that (x) any short sale or short sales made on a particular Trading Day will not collectively exceed 25% of the average daily trading volume for the five Trading Days immediately preceding the day of such short sale or short sales and (y) in the event that the Investor enters into a short sale with respect to the Initial Shares, the Warrants issued hereunder at an initial exercise price equal to 130% of Market Price on the Subscription Date will be voidable by the Company on a share-for-share basis (i.e. a short sale of 10,000 shares will entitle the Company to void 10,000 Warrants). The Investor covenants to provide the Company with written confirmation of the number of shares short-sold by the Investor or its affiliates upon request therefor. In addition to the foregoing, any short sale permitted by this Section 5.2 shall be made in compliance with all applicable rules of the National Association of Securities Dealers, Inc., including, without limitation, the requirement that a short sale may only be done on an "uptick".

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Initial Shares, Put Shares and the Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement and the Warrant respectively. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the

Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Warrant.

Section 6.3 LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Initial Shares, Put Shares and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one business day of the Company's receipt thereof.

Section 6.4 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

Section 6.5 LEGENDS. The certificates evidencing the Common Stock to be sold by the Investor pursuant to Section 9.1 shall be free of legends, except as set forth in Article IX.

Section 6.6 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.7 ADDITIONAL SEC DOCUMENTS. During the Commitment Period, the Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.11 ISSUANCE OF PUT SHARES AND WARRANT SHARES. The sale of the Initial Shares and the Put Shares and the issuance of the Warrant Shares pursuant to exercise of the Warrant shall be made in accordance with the provisions and requirements of Section 4(2) of Regulation D and any applicable state securities law. Issuance of the Warrant Shares pursuant to exercise of the Warrant through a cashless exercise shall be made in accordance with the provisions and requirements under the Securities Act and any applicable state securities law.

Section 6.12 LIMITATION ON FUTURE FINANCING. The Company agrees that it will not enter into any equity line of credit on terms substantially similar to the equity line of credit component of this transaction until the earlier of (i) one year from the Subscription Date, (ii) sixty (60) days after the entire Commitment Amount has been purchased by Investor, or (iii) Investor gives written approval for such additional financing; provided, however, anything to the contrary appearing herein notwithstanding, neither this Section nor any other provision hereof shall be construed to restrict or prohibit the Company's right to restructure, amend or modify any facility existing on the date hereof.

                                   ARTICLE VII

                         CONDITIONS TO DELIVERY OF PUTS
                            AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Initial Shares and the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

         (a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

         (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing, and Investor shall provide a certificate to the Company, substantially in the form of that delivered by the Investor at the Closing of the sale of the Initial Shares, to such effect.

Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF THE INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

         (a) REGISTRATION OF THE COMMON STOCK WITH THE SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Put Date.

         (b) AUTHORITY. The Company will satisfy all laws and regulations pertaining to the sale and issuance of the Put Shares.

         (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each

Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

         (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

         (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

         (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market.

         (h) MINIMUM BID PRICE. The Bid Price equals or exceeds the Floor Price during the applicable Valuation Period (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

         (i) MINIMUM AVERAGE TRADING VOLUME. The average trading volume for the Common Stock over the previous thirty (30) Trading Days exceeds 5,000 shares per Trading Day.

         (j) NO KNOWLEDGE. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is reasonably likely to occur within the thirty (30) Trading Days following the Trading Day on which such Notice is deemed delivered).

         (k) TRADING CUSHION. The Trading Cushion shall have elapsed since the next preceding Put Date, except in the case of Special Activity, in which case the Trading Cushion shall be fifteen (15) days. "Special Activity" shall mean either (i) a business acquisition by the

Company for which some or all of the proceeds of the Put will be used, or (ii) some other non-recurring event for which some or all of the proceeds of the Put will be used. The Company shall give the Investor not less than twenty-one (21) days' prior notice of any Special Activity Put. The Purchase Price for any Special Activity Put Shares shall be eighty-three (83%) percent of Market Price on the Special Activity Put Date. The Company shall not be permitted to make more than two consecutive Special Activity Puts.

         (l) OTHER. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate, and a down-to-date legal opinion from Broad and Cassel confirming that they know of no basis for qualifying any of their opinions previously rendered to Investor, or specifying the basis for any such qualification.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2       NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

         (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                                     LEGENDS

Section 9.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT BETWEEN BIG ENTERTAINMENT, INC. AND HOLDER DATED AS OF JUNE 15, 1998. A COPY OF THE PORTION OF THE AFORESAID


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

AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

         (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

         (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities.

Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

Section 9.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.3 INVESTOR'S COMPLIANCE. Nothing in this Article shall affect in any way the Investor' s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.


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

                                    ARTICLE X

                                  CHOICE OF LAW

Section 10.1 GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided amongst the parties in the dispute in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the winning party bears to the portion of such claim determined not to be so payable.

                                   ARTICLE XI

              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

Section 11.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed in the case of an assignment to an affiliate of the Investor, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

Section 11.2 TERMINATION. This Agreement shall terminate one year after the commencement of the Commitment Period; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII shall survive the termination of this Agreement.

                                   ARTICLE XII

                                     NOTICES

Section 12.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                                               If to BIG Entertainment, Inc.:
                                               Mr. Mitchell Rubenstein
                                               Chief Executive Officer
                                               2255 Glades Road
                                               Suite 237 West
                                               Boca Raton, FL  33431
                                               Telephone: (561) 998-8000
                                               Facsimile:  (561) 998-2974

         with a copy to:                       Mr. Dale S. Bergman, Esq.
         (shall not constitute notice)         Broad and Cassel
                                               201 South Biscayne Boulevard
                                               Suite 3000
                                               Miami, FL  33131
                                               Telephone: (305) 373-9400
                                               Facsimile: (305) 373-9443

         if to the Investor:                   AMRO International, S.A.
                                               c/o Westminister Securities, Inc.
                                               19 Rector Street, Suite 1105
                                               New York, NY  10006
                                               Attention:  Thomas Badian
                                               Telephone: (212) 742-2534
                                               Facsimile: (212) 480-2549

         and to:                               John P. O'Shea
                                               c/o Westminister Securities, Inc.

                                               19 Rector Street, Suite 1105
                                               New York, NY  10006
                                               Telephone: (212) 480-2500
                                               Facsimile: (212) 480-2549

         with a copy to:                       Joseph A. Smith, Esq.
         (shall not constitute notice)         Epstein Becker & Green, P.C.
                                               250 Park Avenue
                                               New York, New York
                                               Telephone: (212) 351-4500
                                               Facsimile: (212) 661-0989

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1 COUNTERPARTS/ FACSIMILE/ AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, which include, but are not limited to the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.6 REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.7 FEES AND EXPENSES. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investor's counsel in an amount not to exceed $20,000.

Section 13.8 BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as set forth on the Schedule of Exceptions, whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities

[continued]
to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above. It is agreed that the Subscription Date shall be June 30, 1998.

                             BIG Entertainment, Inc.


                             By: /s/ MITCHELL RUBENSTEIN
                                ---------------------------
                                 Mitchell Rubenstein
                                 Chief Executive Officer

                             Investor

                             AMRO International, S.A.


                             By: /s/ H.U. BACHOFEN
                                ---------------------------
                                 H.U. Bachofen,
                                 Director

                                 /s/ JOHN P. O'SHEA
                                ---------------------------
                                 John P. O'Shea